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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-914511 of Republic Bancorp, Inc., of our report dated January 11, 2002 on the consolidated financial statements of Republic Bancorp, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 as included in the registrant's annual report on Form 10-K.

Crowe, Chizek and Company LLP

Louisville, Kentucky
March 14, 2002

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  Exhibit 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS